EXHIBIT 99.1
FOR IMMEDIATE RELEASE
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CONTACT:

MEDIA:                                        ANALYSTS:
Charles M. Boesel, 312/822-2592               Robert V. Deutsch, 312/822-4242
Katrina W. Parker, 312/822-5167               Donald P. Lofe, Jr., 312/822-3993

                  CNA FINANCIAL SELLS $750 MILLION OF NEW
                    PREFERRED STOCK TO LOEWS CORPORATION

CHICAGO, IL, December 19, 2002 -- CNA Financial Corporation (NYSE:CNA) reported today that it has completed its previously announced plan to sell $750 million of a new issue of preferred stock, called Series H Cumulative Preferred Stock, to Loews Corporation, the owner of 90% of CNA's outstanding common stock. The terms of the new Series H Cumulative Preferred Stock have been approved by a special committee of independent members of CNA's Board of Directors. The principal terms of the Series H Cumulative Preferred Stock are as follows:

     o The new preferred stock will accrue cumulative dividends at an initial rate of 8% per year. The dividend rate will be adjusted quarterly to a rate equal to 400 basis points above the ten year U.S. Treasury rate, beginning with the quarterly dividend after the first to occur of the following two events: (i) an increase by two intermediate ratings levels of the financial strength rating of CNA's principal insurance subsidiary, Continental Casualty Company, from its current rating by any of A. M. Best Company, Standard & Poor's or Moody's Investor Services; or (ii) one year following an increase by one intermediate ratings level of the financial strength rating of Continental Casualty by any one of such three rating agencies.

    o Accrued but unpaid cumulative dividends cannot be paid on the Series H Preferred Stock unless and until Continental Casualty's financial strength rating has been increased by two intermediate rating levels, or one year after Continental Casualty's financial strength rating has been increased by one intermediate rating level, if earlier, as described above. However beginning with the quarter following an increase of one intermediate rating level in Continental Casualty's financial strength rating, current quarterly dividends (but not accrued cumulative dividends) can be paid.

    o The Series H Cumulative Preferred Stock will not be convertible into any other securities of CNA and will be non-voting. The preferred stock may be redeemed only upon the mutual agreement of CNA and a majority of the holders of the new preferred stock.


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    o    The new preferred stock will rank senior to CNA's common stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up. No dividends may be declared on CNA's common stock until all cumulative preferred dividends have been paid in full. CNA may not issue any equity securities ranking senior to or on par with the new preferred stock without the consent of a majority of the holders of the Series H Cumulative Preferred Stock.

CNA intends to use the $750 million of proceeds from the preferred stock to repay debt, including prepayment of $250 million in bank debt prior to December 31, 2002, to improve Continental Casualty Company's statutory surplus and for other corporate purposes.

CNA is the country's fourth largest commercial insurance writer, the ninth largest property and casualty company and the 51st largest life insurance company. CNA's insurance products include standard commercial lines, specialty lines, surety, reinsurance, marine and other property and casualty coverages; life and accident insurance; group long term care, disability and life insurance; and pension products. CNA services include risk management, information services, underwriting, loss control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

FORWARD-LOOKING STATEMENT
The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward looking statements include expected developments in the insurance business of CNA (the "Company"), including losses for asbestos, environmental pollution and mass tort claims; the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's restructuring activities; and the Company's proposed actions in response to trends in its business.

Such statements, and the financial condition and results of operations of the Company and the price of the Company's common stock, are subject to a variety of inherent risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others: general economic and business conditions, including inflationary pressures on medical care costs, construction costs and other economic sectors that increase the severity of claims; changes in financial markets such as fluctuations in interest rates, long-term periods of low interest rates, credit conditions and currency, commodity and stock prices; the effects of corporate bankruptcies, such as Enron and WorldCom, on surety bond claims, as well as on capital markets and on the markets for directors & officers and errors & omissions coverages; changes in foreign or domestic political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings, including interpretation of policy provisions, decisions regarding coverage and theories of liability, trends in litigation and the outcome of any litigation involving the Company; changes in tax laws and regulations; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; the impact of competitive products, policies and pricing and the competitive environment in which the Company operates, including changes in the Company's books of business; product and policy availability and demand and market responses, including the level of ability to obtain rate increases and decline or non-renew underpriced accounts, to achieve premium targets and profitability and to realize growth and retention estimates; development of claims and the impact on loss reserves, including changes in claim settlement practices; the effectiveness of current initiatives by claims management to reduce loss and expense ratio through more efficacious claims handling techniques; the performance of reinsurance companies under reinsurance contracts with the Company; results of


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financing efforts, including the availability of bank credit facilities;
changes in the Company's composition of operating segments; weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, as well as of natural disasters such as hurricanes and earthquakes; man-made disasters, including the possible occurrence of terrorist attacks and the effect of the absence of applicable terrorism legislation on coverages; the occurrence of epidemics; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and other mass tort claims; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the level of success in integrating acquired businesses and operations, and in consolidating existing ones; the possibility of changes in the Company's ratings by ratings agencies and changes in rating agency policies and practices; the actual closing of contemplated transactions and agreements; and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statement contained in this press release to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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